EXHIBIT 10.13

                            FIRST AMENDMENT TO LEASE

           This First Amendment to Lease (the "Amendment"), dated for reference purposes January 28, 2002, is made and entered into by and between THE PLAZA AT YARROW BAY, INC. ("Landlord"), successor in interest to The Plaza at Yarrow Bay LLC, and IMAGEX, INC., formerly known as IMAGEX.COM, INC. ("Tenant"). This Amendment is made in connection with that certain lease agreement dated November 4, 1999 between Landlord and Tenant (the "Lease") demising approximately 44,091 rentable square feet in Building III located at 10210 NE Points Drive, Kirkland, Washington 98033.

           Capitalized terms used herein shall have their same meanings set forth in the Lease unless otherwise defined herein. This Amendment will become effective on the date (the "Effective Date") of Landlord's receipt of funds from the partial drawing on the letter of credit as described in Section 2 below so long as Tenant is current in its rent obligation under the Lease on the Effective Date. Until these conditions to the Effective Date have occurred, the Lease remains unmodified by this Amendment and in full force and effect.

           For valuable consideration, the receipt of which is acknowledged, Landlord and Tenant agree to amend the terms of the Lease as follows, from and after the Effective Date:

1. Reconfiguration of Premises. Upon mutual execution of this Amendment, Tenant shall immediately relocate all of its operations and equipment to the second floor of the Building, except as described in the immediately following paragraph. Beginning on the Effective Date: (i) the term "Premises" shall mean the entire second floor of the Building (having an agreed area of 25,137 rentable square feet), plus that portion of the fourth floor of the Building described in the immediately following paragraph (and having an agreed area of 585 rentable square feet, for an agreed area of the entire reconfigured Premises of 25,722 rentable square feet); and (ii) attached Exhibit B shall replace Exhibit B to the Lease. As used herein, the term "Surrendered Premises" shall mean the entire third floor of the Building, and the entire fourth floor of the Building except for the 585 square foot portion of the fourth floor shown as part of the Premises on Exhibit B.

           The Premises shall also include an equipment room on the fourth floor of the Building in the location shown on attached Exhibit B. The equipment room must be segregated by relocating an existing doorway to provide access to Tenant from the Building common area to the equipment room. Landlord shall obtain a written bid from a contractor of Landlord's choice for the relocation of the existing doorway, using building standard materials. Landlord will provide a copy of the bid to Tenant, and if Tenant approves the bid, or if Tenant fails to object to it within three (3) business days after Tenant's receipt of the bid, then Landlord shall proceed with the relocation of the doorway and shall charge the Tenant the cost of the relocation as identified in the bid, which shall be payable by Tenant within thirty (30) days after written demand by Landlord. If Tenant objects to the cost of the doorway relocation within three (3) business days after receipt of the written bid from Landlord, then Tenant may obtain one or more separate bids for the work, and contract directly with a third party contractor for the completion


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of such work at Tenant's expense, provided that Landlord must approve the contractor performing the work and the design and materials used in the work, and provided that the work shall be completed by March 15, 2002. In all other respects any Tenant relocation of the doorway shall be governed by the provisions of the Lease regarding Tenant's alteration of the Premises.

           The equipment room will have separately metered power for Tenant's use. Tenant shall pay the cost of all power provided to the equipment room for Tenant's use, in addition to the Tenant's share of Operating Costs and Real Property Taxes paid on the equipment room. Landlord shall obtain a written bid from a contractor of Landlord's choice for the work involved in the separate metering of power provided to the equipment room for Tenant's use. Landlord will provide a copy of the bid to Tenant, and if Tenant approves the bid, or if Tenant fails to object to it within three (3) business days after Tenant's receipt of the bid, then Landlord shall proceed with the separate metering and shall charge the Tenant the cost of the electrical work as identified in the bid, which shall be payable by Tenant within thirty (30) days after written demand by Landlord. If Tenant objects to the cost of the electrical work within three (3) business days after receipt of the written bid from Landlord, then Tenant may obtain one or more separate bids for the work, and contract directly with a third party contractor for the completion of such work at Tenant's expense, provided that Landlord must approve the contractor performing the work and the design and materials used in the work, and provided that the work shall be completed by March 15, 2002. In all other respects any Tenant relocation of the electrical work shall be governed by the provisions of the Lease regarding Tenant's alteration of the Premises.

           Tenant accepts the second floor space being added to the Premises in its AS IS condition, with all faults.

           Section 2.6 of the Lease, Right of First Offer, is deleted from the Lease.

      2. Letter of Credit. Landlord is the beneficiary of a Letter of Credit issued by Bank of America ("Bank") in the amount of $1,600,000.00. Upon mutual execution of this Amendment, and notwithstanding Section 6.1 of the Lease, Tenant shall prepare, sign, and deliver to Landlord for execution and delivery to Bank a letter, in form and substance pre-approved by Bank, directing Bank to reduce the amount of the Letter of Credit in the amount of $666,611 (the "L/C Reduction Amount"), and to immediately deliver the L/C Reduction Amount to Landlord. The letter shall also constitute an amendment to the Letter of Credit to eliminate the draws on the Letter of Credit, currently scheduled to occur on January 1, 2003 or on January 1, 2004 as provided in the Lease. Upon its execution and delivery of this letter to Bank, Landlord shall immediately draw the L/C Reduction Amount on the Letter of Credit. The L/C Reduction Amount is equal to (a) 18,369 (the difference between 44,091 rentable square feet in the original Premises and 25,722, the rentable area of the reconfigured Premises), multiplied by (b) $36.29. Tenant agrees to provide such additional information and documents to Bank to permit the prompt distribution of the L/C Reduction Amount from the Letter of Credit by Bank to Landlord.

           Following such reduction, Tenant shall cause the Letter of Credit to be maintained in the amount of $933,389.00 for the balance of the Lease term. In case of Tenant's future default under the Lease, and in addition to all rights, remedies and defenses that Landlord and Tenant


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will then have with respect to the Lease, Landlord maintains all rights it may have under the Lease to recover the unamortized portion of Landlord's tenant improvement costs and leasing commission costs on the entire original Premises.

      3. Parking. The number of covered (97) and uncovered (40) parking spaces allocated to Tenant under Section 9.2 of the Lease are reduced to 56 covered spaces and 24 uncovered spaces.

      4. Relocation. Tenant shall vacate the Surrendered Premises on or before February 15, 2002. Tenant shall relocate all of its equipment, furnishings and other personal property to the reconfigured Premises, all at Tenant's expense, except that Tenant shall leave in the Surrendered Premises and quit claims to Landlord those items described in attached Schedule 1. Tenant shall leave the Surrendered Premises in the same condition as it is required to leave the Premises upon expiration or sooner termination of the Lease term. Tenant shall be responsible to Landlord for any damage caused to the Surrendered Premises or to other property of Landlord in connection with Tenant's removal of property from and vacation of the Surrendered Premises. Tenant shall not remove any improvements made in the Surrendered Premises. Landlord shall approve in writing in advance the location of the work station cubicles that Tenant may remove, and that any work station cubicles removed shall be removed from the Surrendered Premises only and in accordance with the Building property manager's instructions. Without limiting the foregoing, Tenant shall leave in place all existing Cap Five wiring/cabling from cubicles that Tenant removes from the third floor as further described on attached Schedule 1, neatly bundled, so that it may be reused in the future.

           If Tenant has not fully performed all its obligations under this
Section 4 by the close of business on February 15, 2002, then Tenant shall pay on demand from Landlord the sum of $1,760.44 per day for each day beginning on the Effective Date and continuing until the date on which all Tenant's Section 4 obligations are fully performed.

           Notwithstanding the foregoing, if during the remaining term of this Lease Landlord notifies Tenant that it requires some or all of the remaining cubicles on the third floor to be removed, then Tenant shall remove at its expense the cubicles identified by Landlord, using the same procedures as are described in this Amendment, within fifteen (15) days after receipt of Landlord's notice.

      5. Marketing of Surrendered Premises. Landlord shall use commercially reasonable efforts, consistent with its current leasing program, to lease the Surrendered Premises. Landlord agrees to attempt to lease the Surrendered Premises at market rents and on market terms.

      6. Premises Reduction Payment. During the remaining term of the Lease, Tenant shall continue to timely file all 10-Q quarterly reports, as required by the Securities and Exchange Commission ("SEC"). If, during the remaining term of the Lease, Tenant on three (3) or more separate occasions files a 10-Q quarterly report with the SEC that shows positive earnings per share for the Tenant's most recently completed fiscal quarter, then Tenant shall owe to Landlord the "Premises Reduction Payment." As used herein, the term "Premises Reduction Payment" shall be equal to (A) the rent and additional rent (determined separately on a per square foot per year basis for each year or portion of a year remaining on the Lease) payable


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under the Lease from and after the Effective Date through the expiration of the
Lease term on the Surrendered Premises (18,369 rentable square feet), less (B) the L/C Reduction Amount, and less (C) any net cash flow (net of unamortized tenant improvements and commissions, attorneys fees and other leasing costs) received by Landlord with respect to the Surrendered Premises between the Effective Date and the last day of the Lease term. Landlord shall provide Tenant with an accounting of its calculation of item (C) above with its notice to Tenant of the amount of the Premises Reduction Payment. Landlord shall provide an accounting for the Premises Reduction Payment due at the end of the Lease term, if any, and provide Tenant with a written demand for payment and the basis for such request (citing the quarters of positive earnings per share) and a calculation of the sum due within sixty (60) days after the expiration of the Lease term. Within thirty (30) days after Tenant's receipt of Landlord's notice and calculation of the Premises Reduction Payment, Tenant shall pay to Landlord the Premises Reduction Payment owing. Tenant's obligations under this Section 6 shall survive expiration or earlier termination of the Lease.

      7. No Assignment. Tenant represents and warrants to Landlord that Tenant has made no assignment, sublease, transfer, or other disposition of the Lease, any interest in the Lease, or any demand, obligation, liability, or cause of action arising out of the Lease.

      8. Full Force and Effect. Except as expressly amended herein, the Lease is unmodified and remains in full force and effect.

      9. Successors and Assigns. This Amendment shall bind and inure to the benefit of the parties and their respective heirs, successors, and assigns.

      10. Entire Agreement. This Amendment contains the entire agreement between the parties regarding the matters covered in this Amendment. There have been no other statements, promises, or representations made by the parties that are intended to alter, modify, or complement the Amendment.

      11. Counterparts/Facsimile. This Amendment may be executed in counterparts, each of which, when combined, shall constitute one single, binding agreement. This Amendment may be signed by facsimile, and each facsimile copy so signed shall be deemed an original hereof.

      12. Submission not an Offer to Amend. Landlord's submission of this Amendment to Tenant shall not be deemed an offer by Landlord to amend the Lease on the terms stated herein. Neither Landlord nor Tenant shall be bound by this Amendment until both (i) Landlord and Tenant have each executed and delivered to the other this Amendment, and (ii) the conditions to the Effective Date described above shall have occurred.

      13. No Defaults. Tenant represents and warrants to Landlord that there are no defaults, or events which with the giving of notice or the passage of time or both would constitute a default, under the Lease, and Tenant has no grounds for asserting any defenses or rights of offset against Landlord.

      14. Confidentiality. The terms of this Amendment shall be confidential, and each party agrees not to disclose the terms to any other person or entity, except to such party's attorneys and auditors, and except as may otherwise be required by law or court order. A party


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disclosing the terms of this Agreement to a third party in accordance with this
Agreement shall be responsible to see that the recipient of the terms maintains those terms as confidential in accordance with this Section 14. Each party to this Agreement understands, acknowledges and agrees the other party will likely suffer irreparable harm in the event that it breaches this confidentiality covenant. In addition to any other right or remedy available at law or under this Agreement, in the event of a breach or threatened breach of this Section 14 by a party, the nonbreaching party shall have the right to immediately apply to a court of competent jurisdiction for a restraining order, order of specific performance or such other equitable relief as the nonbreaching party may deem necessary to prevent the disclosure of the terms of this Agreement. The breaching party shall also be liable for any damages that the nonbreaching party suffers due to such breach. No failure or delay by the nonbreaching party in exercising any right, or remedy hereunder shall operate as a waiver thereof, or constitute its consent to the disclosure or dissemination of the terms of this Agreement. No failure or delay by the nonbreaching party in exercising any right, remedy, or power hereunder shall operate as a waiver of that right, remedy or power.

      15. Governing Law/Venue. This Amendment is governed and construed in accordance with the laws of the State of Washington. Venue for any action to enforce or obtain a declaration of rights under this Amendment shall be in King County, Washington.

      IN WITNESS WHEREOF, the respective parties hereto have executed this First Amendment or caused this First Amendment to be executed by their duly authorized representatives the day and year first hereon written.

LANDLORD:                             TENANT:

THE PLAZA AT YARROW BAY, INC.,        IMAGEX, INC, formerly known
a Washington corporation              as IMAGEX.COM, INC., a Washington
                                      corporation

By:   /s/ Paul M. Manheim             By:   /s/ Richard P. Begert
     ----------------------              ---------------------------------------
Name: Paul M. Manheim                 Name: Richard P. Begert
     ----------------------                -------------------------------------
Its:  President                       Its:   President & CEO
     -----------------------               -------------------------------------


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STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF King  )


      On this 8th day of February , 2002, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Paul Manheim, known to me to be the President of The Plaza at Yarrow Bay, Inc., a Washington corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

      I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

      WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

                                     /s/ Deirdre Africa
                                     ---------------------------------
                                     Signature

                                     Deirdre Africa
                                     ---------------------------------
                                     Print Name
                                     NOTARY PUBLIC in and for the State
                                     of Washington, residing at Seattle.
                                     My commission expires 1.19.04.


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STATE OF Washington )
                    ) ss.
COUNTY OF King      )


      On this 31st day of January, 2002, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Richard P. Begert, known to me to be the President & CEO of Imagex, Inc., formerly known as Imagex.com, Inc., a Delaware corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

      I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

      WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

                                    /s/ Shannon M. Atchison
                                    -----------------------------------------
                                    Signature

                                    Shannon M. Atchison
                                    -----------------------------------------
                                    Print Name
                                    NOTARY PUBLIC in and for the State of
                                    Washington, residing at Bellevue.
                                    My commission expires  9-29-04 .


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                                   SCHEDULE 1

               Personal Property Turned Over by Tenant to Landlord

Third Floor

All work station cubicles other than those circled on attached Schedule 1-A. One desk per hard-walled office.

Fourth Floor.

All work station cubicles.
All desks in all offices.

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